Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Schrödinger, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-236297 and 333-253864) on Form S-8 and in the registration statement (No. 333-253865) on Form S-3 of our reports dated February 24, 2022, with respect to the consolidated financial statements of Schrödinger, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Portland, Oregon
February 24, 2022